                                                                     Exhibit 5.1


                         [MERCK & CO., INC. LETTERHEAD]






June 12, 2001


Merck & Co., Inc.
One Merck Drive
P.O. Box 100
Whitehouse Station, New Jersey 08889

Ladies and Gentlemen:

         I am Vice President, Secretary and Assistant General Counsel of Merck & Co., Inc., a New Jersey corporation ("Merck"), and deliver this opinion in connection with the Registration Statement on Form S-4 (as amended, the "Registration Statement"), being filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and relating to the issuance of up to 8,200,000 shares of common stock, par value $0.001 per share, of Merck ("Merck Common Stock") in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 10, 2001, by and among Rosetta Inpharmatics, Inc. ("Rosetta"), Merck and Coho Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Merck ("Merger Sub"). Pursuant to the Merger Agreement, among other things, each share of Rosetta common stock issued and outstanding immediately prior to the effective time of the Merger (the "Rosetta Common Stock") shall cease to exist and (other than those shares held in the treasury of Rosetta or shares that are owned by Rosetta, Merck or Merger Sub) shall be converted into a right to receive 0.2352 shares of Merck Common Stock. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Merck, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of Merck as I have deemed necessary or appropriate for the purposes of this opinion. I have examined, among other documents, the Merger Agreement and the proxy statement/prospectus on Schedule 14A filed with the Securities and Exchange Commission on May 29, 2001 (File No. 0-30977) in connection with the transactions contemplated by the Merger Agreement.

         In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in the Merger Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of Merck and others and assume compliance on the part of all parties to the Merger Agreement with their covenants and agreements contained therein.

         I also have assumed that the certificate of incorporation and bylaws of Merck at the time of issuance of the shares of Merck Common Stock pursuant to the Merger Agreement will be identical to the Restated Certificate of Incorporation and Amended Bylaws of Merck as in effect on the date hereof.

         Based upon the foregoing and assuming that all of the Rosetta Common Stock is validly issued, fully paid and nonassessable, I am of the opinion that the Merck Common Stock, when issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         I am admitted to the Bar of the State of New York. The opinion expressed above is limited in all respects to the New Jersey Business Corporation Act as currently in effect. The opinion expressed herein is given as of the date hereof, and I undertake no obligation to supplement this letter, if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein or for any other reason.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name whenever appearing in the Registration Statement and any amendments thereto. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ CELIA A. COLBERT
                                        ----------------------------------------
                                        Celia A. Colbert
                                        Vice President, Secretary and
                                        Assistant General Counsel